Exhibit 23.1


                                  Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-29413) pertaining to the Miravant Medical Technologies 401(k)
- Employee Stock Ownership Plan, (Form S-8 No. 333-34953 and Form S-8 No. 333-93385) pertaining to the Miravant Medical Technologies 1989 Stock Option Plan, the Miravant Medical Technologies 1992 Stock Option Plan, the Miravant Medical Technologies 1994 Stock Option Plan, the Miravant Medical Technologies Non-Employee Directors' Stock Option Plan and the Miravant Medical Technologies 1996 Stock Compensation Plan and (Form S-8 No. 333-44728) pertaining to the Miravant Medical Technologies 2000 Stock Compensation Plan and to the incorporation by reference in the Registration Statements (Form S-3/A2 No. 333-60251, Form S-3 No. 333-84003, Form S-3/A4 No. 333-71696, Form S-2 No.
333-105947 and Form S-2/A1 No. 333-109367) and in the related Prospectuses of our report dated March 16, 2004, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                /S/ ERNST & YOUNG LLP

Woodland Hills, California
March 29, 2004